                                                                    EXHIBIT 10.2


                                 TAX COVENANT


                                     as of

                                 July 8, 1998


                                    Between


                               ELEKTA AB (PUBL)


                                      and

                      NITINOL MEDICAL TECHNOLOGIES, INC.


                   relating to the acquisition of the entire
                            issued share capital of
                          ELEKTA INSTRUMENTS LIMITED

                                DEED OF COVENANT

This DEED of COVENANT, dated as of July 1998 between ELEKTA AB (PUBL) a Swedish corporation ("Seller") and NITINOL MEDICAL TECHNOLOGIES, INC., a Delaware corporation ("Buyer")

                                  WITNESSETH

This DEED is entered into pursuant to the Agreement (as defined below).

1    INTERPRETATION.
     --------------

     1.1 In this Deed and unless the context otherwise requires words and expressions referred to in the Agreement shall have the meanings set out therein save that the following expressions shall have the following meanings:

     Expression                                 Meaning
     ----------                                 -------

     "the Accounting Date"              30th April 1998

     "Accounts"                         The [audited] accounts of each of the
                                        Companies for the financial year ended
                                        on the Accounting Date comprising a
                                        balance sheet, a profit and loss
                                        account, notes and directors' and
                                        auditors reports, which are consolidated in the "Closing Balance Sheet" referred to in the Agreement.

     "ACT"                              Advance corporation tax

     "Agreement"                        The agreement dated 8th May 1998
                                        herewith between (1) Seller and (2)
                                        Buyer concerning the sale of the
                                        Seller's neurosurgical instruments
                                        business

     "the Auditors"                     The auditors for the time being of each
                                        of the Companies

     "Assessment"                       A claim, assessment, notice, demand or
                                        other document issued or action taken by or on behalf of a Taxation Authority by which a Company is liable or is sought to be made liable to make payment to a Taxation Authority or is denied or sought to be denied a Relief

     "Buyer's Relief"                   (a)   Any Relief which was treated as an
                                              asset of any of the Companies in
                                              their respective Accounts;

                                        (b)   any Relief which was taken into
                                              account in computing (and so
                                              reducing or eliminating) any
                                              provision for deferred tax which
                                              appears in the Accounts or which
                                              would have appeared in the
                                              Accounts but for the presumed
                                              availability of such Relief; and

                                        (c)   any Relief which arises wholly or
                                              mainly as a result of any Event
                                              which has occurred or occurs after
                                              the Accounting Date

     "Claim" Any notice, demand, assessment, letter or other document issued, or action taken, by or on behalf of any Taxation Authority and the submission of any Taxation form, return or computation from which, in either case, it appears that any of the Companies are or may be subject to a Liability to Taxation or other liability in respect of which the Seller is or may be liable under c1ause
                                                                         ------
                                        2
                                        -

     "Companies"                        EIL, SCL and Spembly

     "Company"                          Any of the Companies

     "Dispute"                          Any dispute, appeal, negotiations or
                                        other proceedings in connection with a
                                        Claim

     "Event"                            Any event, fact or circumstance
                                        including but not limited to:

                                        (a)   any transaction, action or
                                              omission (whether or not any of
                                              the Companies are party to it);

                                        (b)   the earning, receipt or accrual
                                              for any Taxation purpose of any
                                              income, profits or gains;

                                        (c)   the incurring for any Taxation
                                              purpose of any loss or
                                              expenditure;

                                        (d)   the declaration, payment or making
                                              of any dividend or other
                                              distribution;

                                        (e)   the sale and purchase of the
                                              shares in the Companies pursuant
                                              to the Agreement; and

                                        (f)   Closing

     "ICTA"                             Income and Corporation Taxes Act 1988

     "Liability to Taxation"            (a)   Any liability of any of the
                                              Companies to make an actual
                                              payment of Taxation; and

                                        (b)   the use by any of the Companies of
                                              any Buyer's Relief to reduce or
                                              eliminate any liability of any of
                                              the Companies to make an actual
                                              payment of Taxation in respect of
                                              which Seller would otherwise have
                                              been liable under clause 2
                                                                --------

     "Relief" Any relief, allowance, exemption, set-off, deduction or credit available from, against or in relation to Taxation or in the computation for any Taxation purpose of income, profits or gains

     "Saving" The reduction or elimination of any liability of any of the Companies to make an actual payment of any Taxation in respect of which the Seller would not have been liable under clause 2, by the
                                                               --------
                                        use of any Relief arising wholly as a
                                        result of a Liability to Taxation in
                                        respect of which the Seller has made a
                                        payment under clause 2
                                                      --------

     "Tax" and "Taxation"               (a)   Any tax, duty, impost or levy,
                                              past or present, of the United
                                              Kingdom or elsewhere, whether
                                              governmental, state, provincial,
                                              local governmental or municipal,
                                              including but not limited to
                                              income tax (including income tax
                                              required to be deducted or
                                              withheld from or accounted for in
                                              respect of any payment under
                                              section 203 ICTA or otherwise),
                                              corporation tax, ACT, capital
                                              gains tax, inheritance tax, VAT,
                                              customs and other import or export
                                              duties, rates, stamp duty, stamp
                                              duty reserve tax, national
                                              insurance and social security
                                              contributions; and

                                        (b)   any fine, penalty, surcharge,
                                              interest or other imposition
                                              relating to any tax, duty, impost
                                              or levy mentioned in paragraph (a)
                                                                   -------------
                                              of this definition or to any
                                              account, record, form, return or
                                              computation required to be kept,
                                              preserved, maintained or submitted
                                              to any person for the purposes of
                                              any such tax, duty, impost or levy

     "Taxation Authority"               Any authority, whether of the United
                                        Kingdom or elsewhere, competent to
                                        impose, assess or collect Taxation,
                                        including but not limited to the Board
                                        of Inland Revenue, the Commissioners of
                                        Customs and Excise and the Department of Social Security

                                        "VAT"  Value added tax.

     1.2 references to Events include Events which are deemed to have occurred for any Taxation purpose and references to income, profits or gains earned, received or accrued for any Taxation purpose include income, profits or gains which are deemed to have been earned, received or accrued for any Taxation purpose and any reference to any Event which occurred on or before Closing shall be deemed to include a series or combination of Events, the first of which occurred outside the ordinary course of business on or before Closing and those occurring after Closing occurred within the ordinary course of trading;

     1.3 references to the loss of a Relief include the disallowance (whether in whole or in part) of a Relief and the failure to obtain (whether in whole or in part) a Relief (whether as a result of the surrender of the Relief to another company or otherwise);

     1.4 references to any statute or statutory provisions will, unless the context otherwise requires, be construed as including references to any earlier statute or the corresponding provisions of any earlier statute, whether repealed or not, directly or indirectly amended, consolidated, extended or replaced by such statute or provisions, and to any subsequent statute or the corresponding provisions of any subsequent statute directly or indirectly amending, consolidating, extending, replacing or re-enacting the same, and will include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provisions.

2    COVENANT. Subject to the provisions of this Deed, the Seller covenants with
     --------
the Buyer (for itself and as trustee for its successors in title) to pay to the Buyer an amount equal to the amount of any Liability to Taxation which has arisen or arises as a result of or in connection with any Event which occurred on or before Closing, whether or not such Liability to Taxation has been discharged on or before Closing and all reasonable costs and expenses incurred by the Buyer in connection with any successful claim under this Deed.

3    QUANTIFICATION. For the purposes of clause 2 the amount of a Liability to
     --------------                      --------
Taxation will be determined as follows:


     3.1  the amount of a Liability to Taxation falling within paragraph (a)
                                                               -------------
of the definition of that expression in clause 1.1 will be the amount of the
                                        ----------
actual payment of Taxation which any of the Companies are liable to make; and

     3.2  the amount of a Liability to Taxation falling within paragraph (b) of
                                                               -------------
the definition of that expression in clause 1.1 will be the amount of Taxation
                                     ----------
saved by the Companies as a result of the use of the Buyer's Relief.

4    Exclusions.
     ----------

     4.1 The Seller will not be liable under this Deed unless within seven years after Closing the Buyer has given written notice to the Seller of any Claim whatsoever relating to such Liability to Taxation.

     4.2  Clause 2 does not apply to a liability hereunder to the extent that:
          --------

          4.2.1 any provision or reserve in respect of the liability is made in the Accounts or discharge thereof is reflected in the Accounts; and/or

          4.2.2 the liability arises in consequence of an Event which has occurred since the Accounting Date in the relevant Company's ordinary course of trading; and/or

          4.2.3 it arises or is increased or any allowance, provision or reserve for the liability made in the Accounts is insufficient by reason of the imposition of or increase in the rates of Tax (whether or not retrospective) as a consequence of any change in law, regulation or published revenue authority practice or policy or the withdrawal of any concession occurring after Closing with or without retrospective effect; and/or

          4.2.4 the liability arises in consequence of a voluntary act or omission of the Buyer or a Company or any member of the Buyer's group after Closing otherwise than in the ordinary course of business of a Company; and/or

          4.2.5 any amount otherwise subject to the covenant contained in clause 2 has been recovered under the Agreement; and/or
--------
          4.2.6 a Company or the Buyer has already recovered from any other person any sum in respect of the Liability for Tax in question; and/or

          4.2.7 the liability would not have arisen but for a disclaimer, of, or election to reduce, capital allowances or any other claim, election, surrender or disclaimer where such claim, election, surrender or disclaimer is made after Closing and was not assumed to have been made, given or done in the Accounts; and/or

          4.2.8 the liability arises as a result of any matter or thing done or omitted to be done prior to Closing by the Seller or the Companies at the request of the Buyer; and/or

          4.2.9 the liability arises in respect of stamp duty or stamp duty reserve tax arising by virtue of the agreement to sell and purchase the shares or the assets pursuant to the Agreement or the completion of the transfer of such shares or assets; and/or

          4.2.10 the liability would not have arisen but for or has been increased by a failure or omission by a Company to make any proper claim, election, surrender or disclaimer or to give any notice or consent or do any other thing after Closing, the making giving or doing of which was taken into account or assumed in computing the provision for Tax (including the provision for deferred tax) in the Accounts; and/or

          4.2.11 the liability would not have arisen or is increased because notice in writing of any Assessment which does or may give rise to a liability under this Deed (specifying in reasonable detail, so far as reasonably practicable, the event matter or default which gives rise to the Assessment and, if known to the Buyer, the amount of the liability) is not given to the Seller in accordance with clause 6.1 of this Deed; and/or
                   ----------

          4.2.12 the liability is to fines, penalties or interest in respect of any Tax which arises or which is increased as a result of the failure of the Buyer to comply with its obligations under this Deed or under the Agreement; and/or

          4.2.13 there is available to a Company any Relief, other than a Relief arising after Closing or a Relief which is taken into account as an asset in the Accounts, which is or can be offset against the liability in question (and so that the Group Member shall take all necessary steps to claim the benefit of any such Relief); and/or

          4.2.14 the liability is in respect of any Tax which has been paid or discharged prior to Closing at no cost to the Buyer;

          4.2.15 the liability arises or is increased by a change in the accounting principles, bases, policies and methods of a Company after Closing; and/or

          4.2.16 the liability to fines, penalties or interest in respect of any Tax which arises or which is increased as a result of the failure of the Buyer to comply with its obligations under the Agreement or this Deed, and/or

          4.2.17 the liability is increased, or would not have arisen, but for the Buyer's residence for Tax purposes outside the United Kingdom; and/or

          4.2.18 the liability arises from the cessation of trade or the winding up of a Company or a major change in the nature of conduct of the trade of a Company which, in any case, occurs after Closing; and/or

          4.2.19 the liability arises in respect of actual as opposed to deemed profits which are earned or received by a Company; and/or

          4.2.20 the Seller has made payment in respect of the liability pursuant to section 767A et seq ICTA or any other provision in the UK or elsewhere imposing liability on the Seller or any connected person (howsoever defined) for Tax primarily chargeable against a Company (and so that the Seller shall be entitled to pay relevant amounts assessed under any such provision directly to the Tax Authority in question towards discharge of its obligations hereunder or under the Agreement).

     4.3 The provisions of section 14.3 of the Agreement (other than the provision concerning the period during which written notice of a claim must be made) shall operate to limit the liability of the Seller under this Deed.

     4.4 The Seller shall not be liable under this Deed to the extent more than one claim is made, or action brought, by the Buyer in respect of loss in respect of the same facts or subject matter.

5    Due Date for Payment.
     --------------------

     5.1 The due date for the making of a payment by the Seller under this Deed will be:-

          5.1.1 the date falling ten clear business days after the Buyer has served written notice on the Seller demanding such payment; or

          5.1.2 in any case involving a liability of any of the Companies or the Buyer to make an actual payment (whether or not a payment of Taxation), the later of the date mentioned in clause 5.1.1 and the date falling seven clear
                               ------------
business days before the last date upon which the payment is required to be made to the person entitled to the payment (after taking into account any postponement of the due date for payment of any Taxation which is obtained).

     5.2 If any payment required to be made by the Seller under this Deed is not made by the due date, ascertained in accordance with clause 5.1. then,
                                                         ----------
except to the extent that the Seller's liability under clause 2 compensates the
                                                       --------
Buyer for the late payment by virtue of the definition of the expression "Taxation" in clause 1.1 extending to interest, such payment will bear interest
              ----------
from the due date for payment at the annual rate of 2 per cent above the base lending rate from time to time of Barclays Bank plc, accruing on a daily basis until payment is made, whether before or after any judgment.

6    Claims Procedure.
     ----------------

     6.1 The Buyer will as soon as reasonably practicable give notice of any Claim to the Seller, provided that the giving of such notice will not be a condition precedent to the liability of the Seller under clause 2.
                                                         --------

     6.2 Provided that the Seller indemnifies and secures the Company to the reasonable satisfaction of the Buyer against all reasonable costs and expenses (including interest on overdue Taxation) which may be incurred thereby, the Buyer will procure that the Company, at the Seller's cost and expense, takes such action and gives such information and assistance in connection with its Taxation affairs as the Seller may reasonably request to dispute, appeal against, settle or compromise any Claim, including, but not limited to,:-

          6.2.1 applying to postpone (so far as legally possible) the payment of any Taxation; and

          6.2.2 allowing the Seller to undertake, at its own cost and expense, the conduct of the Dispute.

     6.3 The Seller will as soon as reasonably practicable inform the Buyer of all matters relating to any Dispute conducted by or at the request of the Seller and will provide the Buyer with copies of all correspondence and other documents relating thereto.

     6.4  Without prejudice to the liability of the Seller under this Deed:

          6.4.1 the Buyer will not be obliged to prevent the Company from making a payment of Taxation at the time necessary to avoid incurring any fine, penalty, surcharge, interest or other imposition in respect of any unpaid Taxation; and

          6.4.2 if the Seller fails within fifteen business days of the Buyer giving written notice requiring it to do so to inform the Buyer of any action which it wishes the Buyer to procure any of the Companies to take under clause
                                                                        ------
6.2, the Buyer will be entitled to procure that the Companies settle or
---
compromise any Claim on such terms as it determines in its absolute discretion.

 7   SAVINGS.
     -------

     7.1 If (at the Seller's request) the Auditors determine that any of the Companies have obtained a Saving, the Buyer will as soon as reasonably practicable thereafter, repay to the Seller the lesser of:

          7.1.1  the amount of the Saving (as determined by the Auditors); and

          7.1.2  the amount paid by the Seller under clause 2 in respect of the
                                                     --------
Liability to Taxation which gave rise to the Saving less any part of that amount previously repaid to the Seller under any provision of this Deed.

     7.2 In determining whether any of the Companies have obtained a Saving, the Auditors will act as experts and not as arbitrators and their determination will (in the absence of manifest error) be conclusive and binding on the parties.

8    OVER PROVISIONS AND UNDERSTATEMENT.
     ----------------------------------

     8.1 The amount of the Sellers' liability under this Deed shall be reduced by: (i) the amount (if any) by which any provision for any Liability to Taxation in the Accounts is confirmed by the relevant Group Member's auditors at the request of any party to be an over provision; and/or (ii) the amount (if any) by which the value attributed in the Accounts to any Relief which is treated as an asset therein is confirmed by the relevant Company's auditors at the request of any party shall be understated, and to the extent that any such over provision or under-statement shall be so taken into account in computing the Seller's liability under this Deed, it shall not thereafter be regarded as an over provision or understatement in the Accounts.

     8.2 If the Seller shall have paid any amount under this Deed and subsequently: (i) the amount (if any) by which any provision for any Liability to Taxation in the Accounts is confirmed by the relevant Company's auditors at the request of any party to be an over provision; and/or (ii) the amount (if any) by which the value attributed in the Accounts to any Relief which is treated as an asset therein is confirmed by the relevant Company's auditors at the request of any party shall be understated, the Buyer shall or shall procure that the relevant Company shall repay to the Seller an amount equal to the lesser of such payment and the amount of the over provision or the under-statement (as the case may be) and the amount of any relevant over provision or under-statement shall thereafter for the purposes of this clause 9 be treated as
                                                          --------
reduced (or, in the case of an understatement, increased) by the amount of such repayment hereunder.

     8.3 If the Buyer shall discover that there has been such an over provision or under-statement it shall as soon as reasonably practicable give to the Seller such details of it of which the Buyer shall be aware, together with such relevant information as the Seller shall (at the Seller's expense) reasonably request for the purposes of determining the extent of such over provision or under-statement.

9    BUYER'S COVENANT.
     ----------------

     The Buyer covenants to pay to the Seller:

     9.1 any Liability to Taxation of a Company in respect of which the Seller is liable to make a payment to the Buyer pursuant to this Deed and where the assessment under section 767A ICTA would not have been made but for the failure by a Group Member to discharge that liability to Taxation; and

     9.2 where the Seller has made a payment in respect of Taxation to the Buyer under this Deed and a Company fails to discharge such Taxation, an amount equal to any Liability to Taxation which subsequently becomes payable by the Seller under section 767A ICTA in respect of the same subject matter.

10   RECOVERY FROM OTHER PERSONS.
     ---------------------------

          10.1 If the Company recovers from any other person (including any Taxation Authority) any amount which is referable to a Liability to Taxation or other liability of any of the Companies in respect of which the Seller has made a payment under clause 2, the Buyer will repay to the Seller the lesser of:
                --------

          10.1.1 the amount so recovered (less any reasonable costs and expenses incurred by the Company); and

          10.1.2  the amount paid by the Buyer under clause 2 in respect of the
                                                     --------
Liability to Taxation or other liability in question less any part of such amount previously repaid to the Buyer under any provision of this Deed.

     10.2 Upon the Buyer becoming aware that the Companies are entitled to recover any amount mentioned in clause 9.1, the Buyer will promptly give notice
                                ----------
of that fact to the Seller and provided that the Seller indemnifies and secures the Company to the reasonable satisfaction of the Buyer against all reasonable costs and expenses which may be incurred thereby, the Buyer will procure that the Company, at the Seller's cost and expense, takes such action as the Seller may reasonably and promptly request to effect such recovery.

11   WITHHOLDINGS. All sums payable by the Seller under this Deed shall be paid
     ------------
free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Seller shall pay such additional amount as shall be required to ensure that the net amount received by the Buyer under this Deed will equal the full amount which would have been received by it had no such deduction or withholding been required to be made provided that if the Buyer subsequently obtains a credit, repayment or other form of relief for Taxation in respect of the amount withheld or deducted it shall, as soon as reasonably practicable after it obtains the benefit of the credit, repayment or other form of relief account to the Seller for the lesser of: (a) the amount of the benefit of the credit, repayment or other form of relief less the reasonable costs and expenses incurred in obtaining such credit, repayment or other benefit; and (b) the amount of the withholding or deduction.

12   TAX ON INDEMNITY PAYMENTS. If any Taxation Authority brings into charge to
     -------------------------
tax any sum paid to the Buyer (other than a payment to the Buyer in its capacity as trustee for its successors in title or interest payable under Clause 5.2) under this Deed (including in circumstances when any Relief is available in respect of such charge to tax) then the Seller shall pay such additional amount as shall be required to ensure that the total amount paid, less the tax chargeable on such amount (or that would be so chargeable but for such Relief), is equal to the amount which would otherwise be payable under this Deed.

13   GENERAL. All payments by the Seller under this Deed will be treated as
     -------
repayments by the Seller of the consideration paid pursuant to the Agreement.

14   GOVERNING LAW. This Deed shall be governed by and interpreted in accordance
     -------------
with the law of Georgia.

15   DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to
     ------------------
this Agreement shall be finally settled by arbitration as provided in section
17.3 of the Agreement.

     IN WITNESS of which this Deed has been duly executed by the parties and Delivered on the date set out above.

SIGNED by the undersigned     )    /s/  Jonas Serlachius
                                   ----------------------
for and on behalf             )    By:    Jonas Serlachius
of ELEKTA AB (PUBL) and       )    Title: Attorney-in-Fact
DELIVERED as a Deed           )


SIGNED by the undersigned     )    /s/ Thomas M. Tully
                                   ----------------------
for and on behalf             )    By:    TM Tully
of NITINOL MEDICAL            )    Title: CEO
TECHNOLOGIES, INC. and        )
DELIVERED as a Deed           )